UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     January 31, 2007 (January 30, 2007)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2007, Brown-Forman Corporation (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that William E. Mitchell has been elected to the Company's Board of Directors, effective March 12, 2007. The election of Mr. Mitchell to the Brown-Forman Board will increase the number of directors to fourteen. The Board has not yet determined committee assignments for Mr. Mitchell.

A summary of the compensation the Company provides its non-employee Directors is set forth in Exhibit 10(k) to the Form 8-K filed by the Company on August 2, 2006. Neither Mr. Mitchell nor any member of his immediate family is a party to any past or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated January 30, 2007


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   January 31, 2007                   By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and Assistant
                                                 Corporate Secretary




Exhibit Index

99.1  Press Release, dated January 30, 2007, issued by Brown-Forman Corporation.

                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

WILLIAM E. MITCHELL ELECTED TO BROWN-FORMAN BOARD

Louisville, KY, January 30, 2007 - Brown-Forman Corporation (NYSE: BFA, BFB) Chairman Owsley Brown II today announced that William E. Mitchell has been elected to the company's Board of Directors, effective March 12, 2007.

Mitchell is the chairman, president, and chief executive officer of Arrow Electronics, Inc. (NYSE: ARW), a global electronics distribution company, with 2006 annual sales estimated to be approximately $13.5 billion. Previously he served as president of Solectron Global Service, a subsidiary of Solectron Corporation, and as president and CEO of Nashua Corporation (NYSE: NSH). Prior to that, he had a successful 20-year career with Raychem Corporation, where he held a variety of positions in finance, manufacturing, international operations, and worldwide sales and marketing.

In making the announcement, Mr. Brown said, "Bill Mitchell brings outstanding credentials, particularly in the global business arena and in leadership development, to our Board and we believe he will make significant contributions to the growth of Brown-Forman. We are especially grateful that as an active CEO of a large company, Bill is prepared to dedicate his time to helping us advance our business."

The election of Mitchell to the Brown-Forman Board increases the number of directors to fourteen.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Tequila Herradura, el Jimador Tequila, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, and Hartmann Luggage.